Nature's Sunshine Reports Third Quarter 2020 Results

-Net Sales Increase 13% to a Company Record $100.3 Million -

LEHI, Utah – November 9, 2020 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights vs. Same Year-Ago Quarter

•Net sales increased 13% to $100.3 million compared to $88.5 million.
•GAAP net income increased significantly to $7.2 million, or $0.34 per diluted share, compared to $1.4 million, or $0.07 per diluted share.
•Adjusted net income per diluted share was $0.34, compared to an adjusted net income per share of $0.08.
•Adjusted EBITDA increased 13% to $9.4 million compared to $8.3 million.

Management Commentary

“Strong consumer demand and new product launches accelerated our momentum in the U.S. and China, while COVID-19-related restrictions eased in Korea and Latin American markets, allowing us to more fully deploy our revamped field fundamentals,” said Terrence Moorehead, CEO of Nature’s Sunshine. “This combination resulted in the highest consolidated net sales quarter in our history, which flowed through to a more than four-fold increase in net income. The progress we have made with our transformation initiatives is only the beginning to unlocking the true potential of Nature's Sunshine's platform, and we believe we are taking the right steps to continue this momentum into the future."

“During the third quarter, we officially launched our new business model and made further progress deploying our five global growth strategies. Our brand and business model relaunch aim to respond to our customers’ needs and provide new opportunities for our consultants, health practitioners, and retailers to drive long-term, sustainable growth. We will continue to strengthen the transformation initiatives we have put in place and support our distributors as they make this transition along with us. We will also work to improve customer retention and engagement through additional investments in direct-to-consumer events and expanded customization offerings. Although we remain in a volatile operating environment, the progress we have made has established a strong operational and financial foundation for the remainder of 2020 and into 2021.”

Third Quarter 2020 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$38,099	$33,717	13.0%	$184	12.5%
Europe	18,006	14,640	23.0	236	21.4
North America	37,557	34,161	9.9	(22)	10.0
Latin America and Other	6,588	6,006	9.7	(258)	14.0
	$100,250	$88,524	13.2%	$140	13.1%

Net sales in the third quarter increased 13% to $100.3 million compared to $88.5 million in the same year-ago quarter. The increase was primarily attributable to new product development, the easing of COVID restrictions across key markets, and continued execution of business transformation initiatives.

Gross margin in the third quarter was 72.9% compared to 74.3% in the year-ago quarter. The decrease in gross margin is a combination of changes in market mix, material cost increase, and changes in inventory reserves.

Volume incentives as a percentage of net sales increased 50 basis points to 34.2% compared to 33.7% in the year-ago quarter.

Selling, general and administrative expenses in the third quarter were $33.3 million compared to $31.2 million in the year‐ago quarter. The slight increase was primarily attributable to higher costs associated with the implementation of business transformation initiatives. As a percentage of net sales, SG&A expenses decreased 200 basis points to 33.2% from 35.2% in the third quarter of 2019. Excluding the impact of the restructuring and other unusual expenses, SG&A expenses as a percentage of net sales decreased 170 basis points to 33.1% in the third quarter of 2020 compared to 34.8% in the year-ago quarter.

Operating income in the third quarter of 2020 increased 16% to $5.5 million, or 5.5% of net sales, compared to $4.7 million, or 5.3% of net sales, in the third quarter of 2019. Excluding the impact of the restructuring and other unusual expenses, operating income increased 10% to $5.6 million, or 5.6% of net sales, compared to $5.1 million, or 5.8% of net sales, in the year-ago quarter.

Other income, net, in the third quarter of 2020 increased to $0.7 million compared to a loss of $1.2 million in the third quarter of 2019. Other income, net, primarily consisted of foreign exchange gains as a result of net changes in foreign currencies primarily in Asia, Europe and Latin America. The provision (benefit) for income taxes was a $1.0 million benefit in the third quarter of 2020 compared to a $2.1 million provision for the year-ago quarter.

GAAP net income attributable to common shareholders increased significantly to $6.8 million, or $0.34 per diluted common share, compared to $1.3 million, or $0.07 per diluted common share, in the third quarter of 2019. Net income attributable to NSP China increased to $2.1 million, or $0.10 per diluted common share, for the third quarter of 2020, compared to $0.2 million, or $0.01 per diluted common share, for the third quarter of 2019.

Adjusted net income attributable to common shareholders increased significantly to $6.9 million, or $0.34 per diluted common share, compared to $1.6 million, or $0.08 per diluted common share in the prior year period. Adjusted net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, restructuring expense and large tax refunds. A reconciliation of adjusted net income to GAAP net income is provided in the attached financial tables.

Adjusted EBITDA increased 13% to $9.4 million in the third quarter compared to $8.3 million the third quarter of 2019. This increase was driven primarily by the aforementioned increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of Net Income to Adjusted EBITDA is provided in the financial tables below.

Balance Sheet and Cash Flow

Net cash provided by operating activities improved to $26.8 million for the nine months ended September 30, 2020, compared to $5.5 million provided in the prior year period. Capital expenditures during the nine months ended September 30, 2020 totaled $3.5 million compared to $4.5 million in the comparable period of 2019. As of September 30, 2020, the Company had cash and cash equivalents of $82.3 million and $5.4 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2020 results.

Date: Monday, November 9, 2020
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-263-0877
International dial-in number: 1-646-828-8143
Conference ID: 9071895

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 23, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 9071895

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•adverse impacts of the global COVID-19 pandemic;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;
•legal challenges to the Company's direct selling program or to the classification of its independent consultants;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure;
•the effect of fluctuating foreign exchange rates;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company's products;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•actions on trade relations by the U.S. and foreign governments;
•product liability claims;
•the sufficiency of trademarks and other intellectual property rights; and
•our cannabidiol (CBD) product line is subject to varying, rapidly changing laws, regulations, and rules.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Investor Relations
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$100,250	$88,524	$283,462	$270,520
Cost of sales	27,175	22,784	74,873	70,078
Gross profit	73,075	65,740	208,589	200,442

Operating expenses:
Volume incentives	34,310	29,862	96,493	92,177
Selling, general and administrative	33,294	31,177	92,863	96,048
Operating income	5,471	4,701	19,233	12,217
Other income (loss), net	671	(1,243)	(230)	(985)
Income before provision for income taxes	6,142	3,458	19,003	11,232
Provision (benefit) for income taxes	(1,027)	2,107	2,695	5,523
Net income	7,169	1,351	16,308	5,709
Net income (loss) attributable to noncontrolling interests	414	34	837	(54)
Net income attributable to common shareholders	$6,755	$1,317	$15,471	$5,763

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.35	$0.07	$0.79	$0.30

Diluted earnings per share attributable to common shareholders	$0.34	$0.07	$0.78	$0.29

Weighted average basic common shares outstanding	19,533	19,313	19,493	19,291
Weighted average diluted common shares outstanding	19,859	19,662	19,820	19,618

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$82,260	$53,629
Accounts receivable, net of allowance for doubtful accounts of $494 and $407, respectively	8,977	7,319
Inventories	47,846	46,666
Prepaid expenses and other	5,894	5,091
Total current assets	144,977	112,705

Property, plant and equipment, net	56,164	59,512
Operating lease right-of-use assets	20,632	23,951
Investment securities - trading	1,017	1,150
Intangible assets, net	269	567
Deferred income tax assets	4,087	4,899
Other assets	10,274	10,284
Total assets	$237,420	$213,068

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,909	$4,406
Accrued volume incentives and service fees	17,531	18,893
Accrued liabilities	30,816	25,531
Deferred revenue	1,580	1,266
Related party notes payable	1,303	1,518
Income taxes payable	345	1,392
Current portion of operating lease liabilities	4,957	4,941
Current portion of note payable	3,310	—
Total current liabilities	65,751	57,947

Liability related to unrecognized tax benefits	82	1,499
Long-term portion of operating lease liabilities	16,981	20,213
Long-term note payable	2,064	—
Deferred compensation payable	1,017	1,150
Deferred income tax liabilities	2,053	1,655
Other liabilities	1,235	1,168
Total liabilities	89,183	83,632

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,592 and 19,410 shares issued and outstanding, respectively	137,776	135,741
Retained earnings	20,164	4,693
Noncontrolling interest	1,064	227
Accumulated other comprehensive loss	(10,767)	(11,225)
Total shareholders’ equity	148,237	129,436
Total liabilities and shareholders’ equity	$237,420	$213,068

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,308	$5,709
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	116	4
Depreciation and amortization	7,834	7,533
Non-cash lease expense	2,398	3,989
Share-based compensation expense	2,141	1,529
Loss on sale of property, plant and equipment	7	17
Deferred income taxes	1,210	474
Purchase of trading investment securities	(47)	(69)
Proceeds from sale of trading investment securities	221	392
Realized and unrealized gains on investments	(41)	(181)
Foreign exchange losses	354	597
Loss on write-off of cumulative translation adjustment	—	595
Changes in assets and liabilities:
Accounts receivable	(1,692)	152
Inventories	(1,361)	(4,074)
Prepaid expenses and other current assets	(798)	1,065
Other assets	(30)	469
Accounts payable	1,102	(1,073)
Accrued volume incentives and service fees	(1,370)	(1,096)
Accrued liabilities	5,106	(5,277)
Deferred revenue	295	127
Lease liabilities	(2,276)	(3,619)
Income taxes payable	(1,078)	(880)
Liability related to unrecognized tax benefits	(1,417)	(729)
Deferred compensation payable	(133)	(142)
Net cash provided by operating activities	26,849	5,512
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,487)	(4,474)
Net cash used in investing activities	(3,487)	(4,474)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of revolving credit facility	—	(547)
Proceeds from revolving credit facility	—	547
Proceeds from note payable	5,374	—
Principal payments of related party borrowing	(243)	—
Proceeds from the exercise of stock awards	192	60
Tax benefit from stock awards	(298)	(193)
Net cash provided by (used in) financing activities	5,025	(133)
Effect of exchange rates on cash and cash equivalents	244	(1,013)
Net increase (decrease) in cash and cash equivalents	28,631	(108)
Cash and cash equivalents at the beginning of the period	53,629	50,638
Cash and cash equivalents at the end of the period	$82,260	$50,530
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$3,293	$5,212
Cash paid for interest	24	63

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$7,169	$1,351	$16,308	$5,709
Adjustments:
Depreciation and amortization	2,764	2,546	7,834	7,533
Share-based compensation expense	1,011	678	2,141	1,529
Other (income) loss, net*	(671)	1,243	230	985
Provision (benefit) for income taxes	(1,027)	2,107	2,695	5,523
Other adjustments (1)	132	410	(503)	2,364
Adjusted EBITDA	$9,378	$8,335	$28,705	$23,643

(1) Other adjustments
Restructuring and other unusual expenses	$132	$410	$132	$2,364
VAT refund	—	—	(635)	—
Total adjustments	$132	$410	$(503)	$2,364

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$7,169	$1,351	$16,308	$5,709
Adjustments:
Restructuring and other unusual expenses	132	410	132	2,364
VAT refund	—	—	(635)	—
Tax impact of adjustments	(33)	(124)	(33)	(867)
Total adjustments	99	286	(536)	1,497
Non-GAAP net income	$7,268	$1,637	$15,772	$7,206

Reported income attributable to common shareholders	$6,755	$1,317	$15,471	$5,763
Total adjustments	99	286	(536)	1,497
Non-GAAP net income attributable to common shareholders	$6,854	$1,603	$14,935	$7,260

Basic income per share, as reported	$0.35	$0.07	$0.79	$0.30
Total adjustments, net of tax	0.01	0.01	(0.03)	0.08
Basic income per share, as adjusted	$0.36	$0.08	$0.76	$0.38

Diluted income per share, as reported	$0.34	$0.07	$0.78	$0.29
Total adjustments, net of tax	—	0.01	(0.03)	0.08
Diluted income per share, as adjusted	$0.34	$0.08	$0.75	$0.37